Exhibit 99.1

United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended May 31, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(190,047)
Unrealized Gain (Loss) on Market Value of Futures	(8,989,683)
Dividend Income	31,674
Interest Income	89,911
ETF Transaction Fees	700
Total Income (Loss)	$(9,057,445)

Expenses
General Partner Management Fees	$30,232
Professional Fees	13,122
Brokerage Commissions	635
Non-interested Directors' Fees and Expenses	615
Prepaid Insurance Expense	352
NYMEX License Fee	756
Total Expenses	$45,712
Net Income (Loss)	$(9,103,157)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/19	$62,859,525
Withdrawals (100,000 Shares)	(2,298,914)
Net Income (Loss)	(9,103,157)

Net Asset Value End of Month	$51,457,454
Net Asset Value Per Share (2,550,000 Shares)	$20.18

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596